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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of BancFirst Ohio Corp. of our report dated January 21, 2000 relating to the financial statements and financial statement schedules appearing in BancFirst Ohio Corp.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Columbus, Ohio
April 7, 2000